Exhibit 99

[LOGO]
NEWS
KADANT
AN ACCENT ON INNOVATION
One Technology Park Drive
Westford, MA 01886

Investor contact: Michael McKenney, 978-776-2000
Media contact: Wes Martz, 269-278-1715

Kadant Reports 2016 First Quarter Results

WESTFORD, Mass., May 2, 2016 - Kadant Inc. (NYSE:KAI) reported its financial results for the first quarter ended April 2, 2016.

First Quarter 2016 Financial Highlights

•
GAAP diluted earnings per share (EPS) was $0.62 in the first quarters of 2016 and 2015. The first quarter of 2016 included a $0.06 unfavorable effect of foreign currency translation compared to the first quarter of 2015. Guidance was $0.55 to $0.58.

•
Adjusted diluted EPS increased 14% to $0.72 in the first quarter of 2016 compared to $0.63 in the first quarter of 2015. Adjusted diluted EPS excludes $0.12 of expenses related to the acquisition of the PAALGROUP and a $0.02 gain on the sale of a building in Sweden in connection with the consolidation of operations in that country.

•
Revenue increased 5% to $97 million in the first quarter of 2016 compared to $92 million in the first quarter of 2015, including a $4 million, or 4%, decrease from the unfavorable effect of foreign currency translation. Excluding the foreign currency translation effect, revenue increased 9% in the first quarter of 2016 compared to the first quarter of 2015. Guidance was $89 to $91 million.

•	Gross margin was 45.6% in the first quarter of 2016 compared to 48.1% in the first quarter of 2015.

•
Bookings decreased 10% to $97 million in the first quarter of 2016 compared to $108 million in the first quarter of 2015, including a $4 million, or 3%, decrease from the unfavorable effect of foreign currency translation. Excluding the foreign currency translation effect, bookings decreased 7% in the first quarter of 2016 compared to the first quarter of 2015.

•
Cash flows from operations were $6 million in the first quarter of 2016 compared to negative cash flows of $2 million in the first quarter of 2015. Net cash (cash less debt) was $34 million at the end of the first quarter of 2016.

Note: Adjusted diluted EPS is a non-GAAP financial measure that excludes certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures” and in the reconciliation tables below.

Management Commentary

“We had a very good first quarter with stronger-than-expected revenue and earnings per share performance,” said Jonathan W. Painter, president and chief executive officer of Kadant Inc. “Our adjusted diluted EPS from continuing operations was $0.72 in the first quarter of 2016, which was better than expected primarily due to the shipment of several capital projects originally projected for the second quarter of 2016. Revenue of $97 million in the first quarter of 2016 was up five percent compared to the first quarter of 2015 and was significantly impacted by the effect of foreign currency translation. Excluding the effect of foreign currency translation, our internal revenue growth was nine percent compared to the first quarter of 2015. Our strong revenue performance in the first quarter was led by our Stock-Preparation product line, which had solid results in all regions of the world.

After quarter-end, we completed the acquisition of the PAALGROUP (PAAL) for approximately $58 million. PAAL, headquartered in Germany, is the leading European supplier of baler equipment used in the processing of recyclable and waste materials. PAAL’s excellent reputation for reliable and innovative products as well as its strong aftermarket business makes it an excellent fit for Kadant.”

First Quarter 2016

Operating income from continuing operations decreased three percent to $10.1 million in the first quarter of 2016 compared to $10.4 million in the first quarter of 2015. Operating income included $1.4 million of acquisition costs and a $0.3 million gain on the sale of assets in the first quarter of 2016 compared to $0.1 million of expense related to acquired inventory and backlog and $0.1 million of restructuring costs in the first quarter of 2015. Adjusted operating income, a non-GAAP measure, was $11.2 million in the first quarter of 2016 compared to $10.6 million in the first quarter of 2015.

Net income from continuing operations was $6.9 million in the first quarter of 2016, or $0.62 per diluted share, compared to $6.8 million, or $0.62 per diluted share, in the first quarter of 2015. Net income from continuing operations in the first quarter of 2016 included $1.3 million, or $0.12 per diluted share, of after-tax acquisition costs and a $0.2 million, or $0.02 per diluted share, after-tax gain on the sale of assets. Net income from continuing operations in the first quarter of 2015 included after-tax restructuring costs of $0.1 million, or $0.01 per diluted share. Adjusted net income, a non-GAAP measure, was $8.0 million, or $0.72 per diluted share, in the first quarter of 2016 compared to $7.0 million, or $0.63 per diluted share, in the first quarter of 2015.

Adjusted Net Income and Adjusted Diluted EPS Reconciliation (non-GAAP)	Three Months Ended Apr. 2, 2016		Three Months Ended Apr. 4, 2015
	($ in millions)	Diluted EPS	($ in millions)	Diluted EPS
Net Income and Diluted EPS Attributable to Kadant, as reported	$6.9	$0.62	$6.9	$0.62
Income from discontinued operation, net of tax	—	—	(0.1)	—
Income and Diluted EPS from continuing operations, as reported	$6.9	$0.62	$6.8	$0.62
Adjustments for the following:
Acquisition costs, net of tax	1.3	0.12	—	—
Amortization of acquired backlog and profit in inventory, net of tax	—	—	0.1	—
Restructuring costs and other income, net of tax	(0.2)	(0.02)	0.1	0.01
Adjusted Net Income and Adjusted Diluted EPS	$8.0	$0.72	$7.0	$0.63

Guidance

“The inclusion of PAAL will increase our 2016 revenue and adjusted diluted EPS, although the acquisition-related costs will have a negative effect on our GAAP diluted EPS,” Mr. Painter continued. “For 2016, we expect revenues of $412 to $422 million, revised from our previous guidance of $370 to $380 million. We expect to achieve GAAP diluted EPS for 2016 of $2.75 to $2.85, revised from our previous guidance of $2.80 to $2.90. Our revised 2016 guidance includes $0.14 of acquisition costs, $0.10 of expense related to acquired inventory and backlog, and a $0.02 gain on the sale of assets. Excluding the acquisition-related costs and gain, our adjusted diluted EPS guidance for 2016 is $2.97 to $3.07. For the second quarter of 2016, we expect to achieve GAAP diluted EPS of $0.50 to $0.53 on revenue of $103 to $105 million. Our second quarter of 2016 GAAP diluted EPS includes $0.02 of acquisition costs and $0.10 of expense related to acquired inventory and backlog.”

Conference Call

Kadant will hold a webcast with a slide presentation for investors on Tuesday, May 3, 2016, at 11 a.m. eastern time to discuss its first quarter performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on “Investors”. To listen to the webcast via teleconference, call 877-703-6107 within the U.S., or +1-857-244-7306 outside the U.S. and reference participant passcode 83375884. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. An archive of the webcast presentation will be available on our Web site until June 3, 2016.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the first quarter results on its Web site at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of foreign currency translation, adjusted operating income, adjusted net income, adjusted diluted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA) and adjusted EBITDA.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors to gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Revenue included a $3.8 million unfavorable foreign currency translation effect in the first quarter of 2016. We present increases or decreases in revenue excluding the effect of foreign currency translation to provide investors insight into underlying revenue trends.

Adjusted operating income, adjusted EBITDA, adjusted net income, and adjusted diluted EPS exclude acquisition costs, restructuring costs, other income, and expense related to acquired inventory and backlog. These items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs or income or none at all.

Adjusted operating income and adjusted EBITDA exclude:

•	Pre-tax gain of $0.3 million in the first quarter of 2016 and pre-tax restructuring costs of $0.1 million in the first quarter of 2015.

•	Pre-tax acquisition costs of $1.4 million in the first quarter of 2016.

•	Pre-tax expense related to acquired inventory and backlog of $0.1 million in the first quarter of 2015.

Adjusted net income and adjusted diluted EPS exclude:

•	After-tax gain of $0.2 million ($0.3 million net of tax of $0.1 million) in the first quarter of 2016 and after-tax restructuring costs of $0.1 million in the first quarter of 2015.

•	After-tax acquisition costs of $1.3 million ($1.4 million net of tax of $0.1 million) in the first quarter of 2016.

•	After-tax expense related to acquired inventory and backlog of $0.1 million in the first quarter of 2015.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

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Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended
Consolidated Statement of Income	April 2, 2016	April 4, 2015

Revenues	$96,538	$92,251
Costs and Operating Expenses:
Cost of revenues	52,562	47,914
Selling, general, and administrative expenses	32,496	32,222
Research and development expenses	1,704	1,660
Restructuring costs and other income	(317)	84
	86,445	81,880
Operating Income	10,093	10,371
Interest Income	55	53
Interest Expense	(269)	(231)
Income from Continuing Operations Before Provision
for Income Taxes	9,879	10,193
Provision for Income Taxes	2,888	3,268
Income from Continuing Operations	6,991	6,925
Income from Discontinued Operation, Net of Tax	—	65
Net Income	6,991	6,990
Net Income Attributable to Noncontrolling Interest	(115)	(93)
Net Income Attributable to Kadant	$6,876	$6,897

Earnings per Share Attributable to Kadant:
Basic	$0.64	$0.63
Diluted	$0.62	$0.62

Weighted Average Shares:
Basic	10,793	10,892
Diluted	11,018	11,086

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase (Decrease)	of Currency
Revenues by Product Line	April 2, 2016	April 4, 2015		Translation (a,b)
Stock-Preparation	$38,418	$30,646	$7,772	$8,389
Doctoring, Cleaning, & Filtration	23,839	27,286	(3,447)	(2,275)
Fluid-Handling	21,770	22,723	(953)	87
Papermaking Systems	84,027	80,655	3,372	6,201
Wood Processing Systems	8,707	7,772	935	1,857
Fiber-Based Products	3,804	3,824	(20)	(20)
	$96,538	$92,251	$4,287	$8,038

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				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase (Decrease)	of Currency
Sequential Revenues by Product Line	April 2, 2016	Jan. 2, 2016		Translation (a,b)
Stock-Preparation	$38,418	$46,716	$(8,298)	$(8,256)
Doctoring, Cleaning, & Filtration	23,839	24,379	(540)	(223)
Fluid-Handling	21,770	23,497	(1,727)	(1,597)
Papermaking Systems	84,027	94,592	(10,565)	(10,076)
Wood Processing Systems	8,707	10,477	(1,770)	(1,528)
Fiber-Based Products	3,804	2,531	1,273	1,273
	$96,538	$107,600	$(11,062)	$(10,331)

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase (Decrease)	of Currency
Revenues by Geography (c)	April 2, 2016	April 4, 2015		Translation (a,b)
North America	$54,809	$57,091	$(2,282)	$(1,185)
Europe	20,965	16,256	4,709	5,439
Asia	13,005	13,130	(125)	626
Rest of World	7,759	5,774	1,985	3,158
	$96,538	$92,251	$4,287	$8,038

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase (Decrease)	of Currency
Sequential Revenues by Geography (c)	April 2, 2016	Jan. 2, 2016		Translation (a,b)
North America	$54,809	$53,325	$1,484	$1,799
Europe	20,965	20,736	229	261
Asia	13,005	26,701	(13,696)	(13,425)
Rest of World	7,759	6,838	921	1,034
	$96,538	$107,600	$(11,062)	$(10,331)

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase (Decrease)	of Currency
Bookings by Product Line	April 2, 2016	April 4, 2015		Translation (a)
Stock-Preparation	$29,037	$44,343	$(15,306)	$(14,680)
Doctoring, Cleaning, & Filtration	31,001	27,048	3,953	5,261
Fluid-Handling	22,495	26,092	(3,597)	(2,705)
Papermaking Systems	82,533	97,483	(14,950)	(12,124)
Wood Processing Systems	10,381	7,990	2,391	3,490
Fiber-Based Products	3,990	2,524	1,466	1,466
	$96,904	$107,997	$(11,093)	$(7,168)

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	Three Months Ended
Business Segment Information	April 2, 2016	April 4, 2015
Gross Profit Margin:
Papermaking Systems	46.6%	47.5%
Other	38.6%	52.1%
	45.6%	48.1%

Operating Income:
Papermaking Systems	$13,497	$12,283
Corporate and Other	(3,404)	(1,912)
	$10,093	$10,371

Adjusted Operating Income (b) (g):
Papermaking Systems	$14,585	$12,506
Corporate and Other	(3,404)	(1,912)
	$11,181	$10,594

Capital Expenditures:
Papermaking Systems	$518	$952
Corporate and Other	6	264
	$524	$1,216

	Three Months Ended
Cash Flow and Other Data	April 2, 2016	April 4, 2015
Cash Provided by (Used in) Operations (h)	$5,518	$(2,219)
Depreciation and Amortization Expense	2,564	2,910

Balance Sheet Data	April 2, 2016	Jan. 2, 2016
Assets
Cash, Cash Equivalents, and Restricted Cash	$106,039	$66,936
Accounts Receivable, net	62,029	64,321
Inventories	58,681	56,758
Unbilled Contract Costs and Fees	2,319	6,580
Other Current Assets	15,518	10,525
Property, Plant and Equipment, net	42,125	42,293
Intangible Assets	38,147	38,032
Goodwill	121,681	119,051
Other Assets	11,081	11,002
	$457,620	$415,498
Liabilities and Stockholders' Equity
Accounts Payable	$23,796	$24,418
Short- and Long-term Debt	72,171	31,250
Other Liabilities	84,050	91,885
Total Liabilities	180,017	147,553
Stockholders' Equity	277,603	267,945
	$457,620	$415,498

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Adjusted Operating Income and Adjusted EBITDA		Three Months Ended
Reconciliation		April 2, 2016	April 4, 2015
Consolidated
	Net Income Attributable to Kadant	$6,876	$6,897
	Net Income Attributable to Noncontrolling Interest	115	93
	Income from Discontinued Operation, Net of Tax	—	(65)
	Provision for Income Taxes	2,888	3,268
	Interest Expense, net	214	178
	Operating Income	10,093	10,371
	Restructuring Costs and Other Income	(317)	84
	Acquisition Costs (d)	1,405	—
	Acquired Backlog Amortization (e)	—	91
	Acquired Profit in Inventory (f)	—	48
	Adjusted Operating Income (b)	11,181	10,594
	Depreciation and Amortization	2,564	2,819
	Adjusted EBITDA (b)	$13,745	$13,413

Papermaking Systems
	Operating Income	$13,497	$12,283
	Restructuring Costs and Other Income	(317)	84
	Acquisition Costs (d)	1,405	—
	Acquired Backlog Amortization (e)	—	91
	Acquired Profit in Inventory (f)	—	48
	Adjusted Operating Income (b)	14,585	12,506
	Depreciation and Amortization	1,876	2,072
	Adjusted EBITDA (b)	$16,461	$14,578

Corporate and Other
	Operating Loss	$(3,404)	$(1,912)
	Depreciation and Amortization	688	747
	EBITDA (b)	$(2,716)	$(1,165)

(a)
Represents the increase (decrease) resulting from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(b)	Represents a non-GAAP financial measure.

(c)	Geographic revenues are attributed to regions based on customer location.

(d)	Represents transaction costs related to our acquisition of RT Holding GmbH, the parent corporation of a group of companies known as the PAALGROUP.

(e)	Represents intangible amortization expense associated with acquired backlog.

(f)	Represents expense within cost of revenues associated with acquired profit in inventory.

(g)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(h)	Prior period amount has been restated to conform to the current period presentation as a result of the adoption of Financial Accounting Standards Board's Accounting Standards Update No. 2016-09.

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About Kadant

Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with revenue of $390 million in fiscal year 2015 and 1,800 employees in 18 countries worldwide. For more information, visit www.kadant.com.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our expected future financial and operating performance, demand for our products, and economic and industry outlook. Our actual results may differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended January 2, 2016. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenue from large capital equipment and systems projects; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; our customers’ ability to obtain financing for capital equipment projects; changes in government regulations and policies; the oriented strand board market and levels of residential construction activity; development and use of digital media; price increases or shortages of raw materials; dependence on certain suppliers; international sales and operations; disruption in production; our acquisition strategy; our internal growth strategy; competition; soundness of suppliers and customers; our effective tax rate; future restructurings; soundness of financial institutions; our debt obligations; restrictions in our credit agreement; loss of key personnel; reliance on third-party research; protection of patents and proprietary rights; failure of our information systems or breaches of data security; fluctuations in our share price; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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